As filed with the Securities and Exchange Commission on March 23, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BGC PARTNERS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-4063515
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

499 Park Avenue

New York, New York 10022

(212) 610-2200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stephen M. Merkel

BGC Partners, Inc.

499 Park Avenue

New York, New York 10022

(212) 610-2200

(212) 829-4708 fax

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Christopher T. Jensen

Howard Kenny

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

(212) 309-6000

(212) 309-6001 fax

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)(2)
Debt securities (which may be senior or subordinated, convertible or non-convertible, secured or unsecured)	$300,000,000	$34,380

(1)	We are registering an indeterminate aggregate amount of debt securities up to a proposed aggregate offering price of $300,000,000, which may be offered from time to time in unspecified amounts and at indeterminate prices.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed without notice. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor a solicitation of an offer to buy these securities, in any jurisdiction where the offering is not permitted.

Preliminary Prospectus

Subject to Completion, dated March 23, 2012

BGC PARTNERS, INC.

$300,000,000

Debt Securities

We are offering up to $300,000,000 aggregate principal amount of our debt securities. The debt securities may be offered in one or more series, in amounts, at prices and on terms to be determined at the time of the offering.

We will provide the specific terms of the debt securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

An investment in our debt securities involves risks. See the “Risk Factors” section on page 4 of this prospectus and in our latest Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we refer to as the “SEC,” and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2012.

You should rely only on the information provided in this prospectus, in any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of our debt securities described in this prospectus, or in any document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the debt securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, in any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of our debt securities described in this prospectus, or in any document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus, any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of our debt securities described in this prospectus, or any documents incorporated by reference into this prospectus or any such prospectus supplement or free writing prospectus, our businesses, financial condition, results of operations, cash flows and prospects might have changed.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. Under the shelf registration process, we may offer and sell our debt securities as described in this prospectus in one or more offerings. Each time we sell a series of debt securities, we will provide a prospectus supplement containing a description of the debt securities we will offer and specific information about the terms of that series of debt securities and the related offering. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the debt securities, and other information you should know before investing. You should read this prospectus, any related prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before investing in the debt securities. You should rely only on the information included or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer to sell in any jurisdiction in which the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any other document incorporated by reference in this prospectus is accurate as of any date other than the dates of the applicable documents in which such information appears.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” Such statements are based upon current expectations that involve risks and uncertainties. Any statements contained herein or in documents incorporated by reference that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements.

Our actual results and the outcome and timing of certain events may differ significantly from the expectations discussed in the forward-looking statements. Factors that might cause or contribute to such a discrepancy include, but are not limited to:

•	pricing and commissions and market position with respect to any of our products and services and those of our competitors;

•	the effect of industry concentration and reorganization, reduction of customers and consolidation;

•	liquidity, regulatory and clearing capital requirements and the impact of credit market events;

•	market conditions, including trading volume and volatility, and potential deterioration of the equity and debt capital markets;

•

our relationships with Cantor Fitzgerald, L.P., which we refer to as “Cantor,” and its affiliates, including Cantor Fitzgerald & Co., which we refer to as “CF&Co,” any related conflicts of interest, competition for and retention of brokers and other managers and key employees, support for liquidity and capital and other relationships, including Cantor’s holding of our 8.75% convertible notes, CF&Co’s acting as our sales agent under our controlled equity or other offerings, and CF&Co’s acting as our financial advisor in connection with one or more business combination or other transactions;

•	economic or geopolitical conditions or uncertainties;

•

extensive regulation of our businesses, changes in regulations relating to the financial services and other industries, and risks relating to compliance matters, including regulatory examinations, inspections, investigations and enforcement actions, and any resulting costs, fines, penalties, sanctions, enhanced oversight, increased financial and capital requirements, and changes to or restrictions or limitations on specific activities, operations, compensatory arrangements, and growth opportunities, including acquisitions, hiring, and new business, products, or services;

•	factors related to specific transactions or series of transactions, including credit, performance and unmatched principal risk, counterparty failure, and the impact of fraud and unauthorized trading;

•

costs and expenses of developing, maintaining and protecting our intellectual property, as well as employment and other litigation and their related costs, including judgments or settlements paid or received;

•

certain financial risks, including the possibility of future losses and negative cash flows from operations, potential liquidity and other risks relating to our ability to obtain financing or refinancing of existing debt on terms acceptable to us, if at all, and risks of the resulting leverage, including potentially causing a reduction in our credit ratings and/or the associated outlooks given by the rating agencies to those credit ratings, as well as interest and currency rate fluctuations;

•

our ability to enter new markets or develop new products, trading desks, marketplaces or services and to induce customers to use these products, trading desks, marketplaces or services and to secure and maintain market share;

•

our ability to enter into marketing and strategic alliances and business combination or other transactions in the financial services, real estate and other industries, including acquisitions, dispositions, reorganizations, partnering opportunities and joint ventures, and the integration of any completed transactions;

•	our ability to hire and retain personnel;

•	our ability to expand the use of technology for hybrid and fully electronic trading;

•	our ability to effectively manage any growth that may be achieved, while ensuring compliance with all applicable regulatory requirements;

•

our ability to identify and remediate any material weaknesses in our internal controls that could affect our ability to prepare financial statements and reports in a timely manner, control our policies, procedures, operations and assets, and assess and manage our operational, regulatory and financial risks;

•	the effectiveness of our risk management policies and procedures, and the impact of unexpected market moves and similar events; and

•

the risk factors contained in our latest Annual Report on Form 10-K filed with the SEC and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.

The foregoing risks and uncertainties, as well as those risks and uncertainties referred to under the heading “Risk Factors” and those incorporated by reference into this prospectus, may cause actual results to differ materially from the forward-looking statements. The information included or incorporated by reference into this prospectus is given as of the respective dates of this prospectus or the documents incorporated by reference into this prospectus, and future events or circumstances could differ significantly from such information. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CERTAIN DEFINED TERMS

Unless we otherwise indicate or unless the context requires otherwise, any reference in this prospectus to:

•	“4.50% convertible notes” refers to the BGC Partners 4.50% convertible senior notes due 2016, which are convertible into shares of Class A common stock;

•	“8.75% convertible notes” refers to the BGC Partners 8.75% convertible senior notes due 2015, which are convertible into shares of Class A common stock;

•	“BGC Global” refers to BGC Global Holdings, L.P., which holds the non-U.S. businesses of BGC Partners;

•	“BGC Holdings” refers to BGC Holdings, L.P.;

•	“BGC Partners” refers to BGC Partners, Inc. and its consolidated subsidiaries;

•	“BGC Partners OldCo” refers to BGC Partners, LLC (formerly known as BGC Partners, Inc.) before the merger;

•	“BGC U.S.” refers to BGC Partners, L.P., which holds the U.S. businesses of BGC Partners;

•	“Cantor” or the “Cantor group” refers to Cantor Fitzgerald, L.P. and its subsidiaries other than BGC Partners;

•	“Cantor units” refers to exchangeable limited partnership interests of BGC Holdings held by Cantor entities;

•	“CF&Co” refers to Cantor Fitzgerald & Co.;

•	“CFGM” refers to CF Group Management, Inc., the managing general partner of Cantor;

•	“Class A common stock” refers to BGC Partners Class A common stock, par value $0.01 per share;

•	“Class B common stock” refers to BGC Partners Class B common stock, par value $0.01 per share;

•	“common stock” refers to Class A common stock and Class B common stock, collectively;

•	“convertible notes” refers to the 4.50% convertible notes and the 8.75% convertible notes, collectively;

•

“deferred distribution shares” refers to shares of Class A common stock to be distributed by Cantor on a deferred basis to certain of its partners in payment of previous quarterly partnership distributions;

•	“distribution rights” refers to the obligation of Cantor to distribute to certain current and former partners of Cantor shares of Class A common stock;

•	“distribution rights shares” refers to shares of Class A common stock distributed or to be distributed by Cantor pursuant to distribution rights;

•	“eSpeed” refers to eSpeed, Inc.;

•	“February 2012 sales agreement” refers to the controlled equity offeringSM sales agreement, dated February 15, 2012, between BGC Partners and CF&Co;

•

“founding partners” refers to the individuals who became limited partners of BGC Holdings in the mandatory redemption of interests in Cantor in connection with the separation and merger and who provide services to BGC Partners (provided that members of the Cantor group and Howard W. Lutnick (including any entity directly or indirectly controlled by Mr. Lutnick or any trust with respect to which he is a grantor, trustee or beneficiary) are not founding partners);

•	“founding partner units” refers to partnership units of BGC Holdings held by founding partners;

•	“founding/working partners” refers to founding partners and/or working partners of BGC Holdings;

v

•	“founding/working partner units” refers to partnership units of BGC Holdings held by founding/working partners;

•	“GAAP” refers to accounting principles generally accepted in the United States of America;

•	“limited partners” refers to holders of limited partnership units;

•	“limited partnership interests” refers to founding/working partner units, limited partnership units and Cantor units, collectively;

•	“limited partnership units” refers to REUs, RPUs, PSUs and PSIs, collectively;

•

“merger” refers to the merger of BGC Partners OldCo with and into eSpeed on April 1, 2008 pursuant to the Agreement and Plan of Merger, dated as of May 29, 2007, as amended as of November 5, 2007 and February 1, 2008, by and among eSpeed, BGC Partners OldCo, Cantor, BGC U.S., BGC Global and BGC Holdings;

•	“OpCos” refers to BGC U.S. and BGC Global, collectively;

•	“PSIs” refers to certain working partner units of BGC Holdings held by certain employees of BGC Partners and other persons who provide services to BGC Partners;

•	“PSUs” refers to certain working partner units of BGC Holdings held by certain employees of BGC Partners and other persons who provide services to BGC Partners;

•	“REUs” refers to certain limited partnership units of BGC Holdings held by certain employees of BGC Partners and other persons;

•	“RPUs” refers to certain limited partnership units of BGC Holdings held by certain employees of BGC Partners and other persons;

•	“RSUs” refers to BGC Partners’ unvested restricted stock units held by certain employees of BGC Partners and other persons who provide services to BGC Partners;

•

“separation” refers to the transfer by Cantor of certain assets and liabilities to BGC Partners OldCo and/or its subsidiaries pursuant to the Separation Agreement, dated as of March 31, 2008, by and among Cantor, BGC Partners OldCo, BGC U.S., BGC Global and BGC Holdings;

•	“September 2011 sales agreement” refers to the controlled equity offeringSM sales agreement, dated September 9, 2011, between BGC Partners and CF&Co;

•	“working partners” refers holders of working partner units; and

•	“working partner units” refers to partnership units of BGC Holdings held by working partners.

BGC PARTNERS, INC.

This summary highlights selected information from this prospectus, but may not contain all information that may be important to you. The following summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. For a more complete understanding of the terms of our debt securities, and before making your investment decision, you should carefully read this entire prospectus, any prospectus supplement and free writing prospectus that may be provided in connection with an offering of the debt securities, and the documents referred to in “Where You Can Find More Information” and “Incorporation by Reference.” See the “Certain Defined Terms” section beginning on page v of this prospectus for the definition of certain terms used in this prospectus.

When we use the words “BGC Partners,” “we,” “us,” “our” or the “Company,” we are referring to BGC Partners, Inc. and its consolidated subsidiaries.

We are a leading global brokerage company primarily servicing the wholesale financial markets, specializing in the brokering of a broad range of products, including fixed income securities, interest rate swaps, foreign exchange, equities, equity derivatives, credit derivatives, commercial real estate, property derivatives, commodities, futures, and structured products. We also provide a full range of services, including trade execution, broker-dealer services, clearing, processing, information, property and management facilities and other back-office services to a broad range of financial and non-financial institutions. Our integrated platform is designed to provide flexibility to customers with regard to price discovery, execution and processing of transactions, and enables them to use voice, hybrid, or in certain markets, fully electronic brokerage services in connection with transactions executed either over-the-counter or through an exchange. Through our eSpeed, BGC TraderTM, and BGC Market Data brands, we offer financial technology solutions, market data, and analytics related to select financial instruments and markets. Through our Newmark Knight Frank brand, we offer commercial real estate tenants, owners, investors and developers a wide range of brokerage services, as well as property and facilities management. Our customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments and investment firms.

We have offices in over 35 major markets, including New York and London, as well as in Atlanta, Beijing, Boston, Chicago, Copenhagen, Dubai, Hong Kong, Houston, Istanbul, Johannesburg, Los Angeles, Mexico City, Miami, Moscow, Nyon, Paris, Rio de Janeiro, São Paulo, Seoul, Singapore, Sydney, Tokyo, Toronto, Washington, D.C. and Zurich. In addition, we have more than two dozen other offices.

As of December 31, 2011, we had 2,147 brokers and salespeople across more than 220 desks and products. In 2011, we processed approximately 27.3 million transactions, totaling approximately $194.1 trillion notional on our hybrid and fully electronic platforms.

Our Organizational Structure

We are a holding company, and our business is operated through two operating partnerships: BGC U.S., which holds our U.S. businesses, and BGC Global, which holds our non-U.S. businesses.

The limited partnership interests of the OpCos are held by us and BGC Holdings, and the limited partnership interests of BGC Holdings are currently held by Cantor, the founding/working partners and holders of limited partnership units. We hold the BGC Holdings general partnership interest and the BGC Holdings special voting limited partnership interest, which entitle us to remove and appoint the general partner of BGC Holdings, and serve as the general partner of BGC Holdings, which entitles us to control BGC Holdings. BGC Holdings, in turn, holds the BGC U.S. general partnership interest and the BGC U.S. special voting limited partnership interest, which entitle the holder thereof to remove and appoint the general partner of BGC U.S., and the BGC Global general partnership interest and the BGC Global special voting limited partnership interest, which entitle the holder thereof to remove and appoint the general partner of BGC Global, and serves as the general partner of BGC U.S. and BGC Global, all of which entitle BGC Holdings (and thereby us) to control each of BGC U.S. and BGC Global. BGC Holdings holds its BGC Global general partnership interest through a company incorporated in the Cayman Islands, BGC Global Holdings GP Limited.

The following diagram illustrates our ownership structure as of March 15, 2012. The following diagram does not reflect the various subsidiaries of us, BGC U.S., BGC Global, BGC Holdings or Cantor, or the non-controlling interests in our consolidated subsidiaries, other than Cantor’s limited partnership interest in BGC Holdings.

CF Group Management Inc.
Cantor Limited Partners
Cantor
Public Stockholders
• Limited Partnership Interests (40.2% of economics of BGC Holdings)
• 18.8% indirect economic interest in BGC U.S. and BGC Global
• Class A common stock (3.7% of economics and 1.1% of voting power of BGC Partners, Inc.) and Class B common stock (25.1% of economics and 77.1% of voting power of BGC Partners, Inc.)
• 15.3% indirect economic interest in BGC U.S. and BGC Global
• Class A common stock (71.2% of economics and 21.8% of voting power of BGC Partners, Inc.)
• 38.0% indirect economic interest in BGC U.S. and BGC Global
BGC Partners, Inc.
• Limited Partnership Interests (53.3% of economics of BGC U.S.)
• General Partnership Interests (controlling interest)
• Special Voting Limited Partnership Interest
• Limited Partnership Interests (53.3% of economics of BGC Global)
Limited Partners and Founding/Working Partners
• Limited Partnership Interests (59.8% of economics of BGC Holdings)
• 27.9% indirect economic interest in BGC U.S. and BGC Global
BGC Holdings
• General Partnership Interests (controlling interest)
• Special Voting Limited Partnership Interest
• Limited Partnership Interests (46.7% of economics of BGC U.S.)
• General Partnership Interests (controlling interest)
• Special Voting Limited Partnership Interest
• Limited Partnership Interests (46.7% of economics of BGC Global)
BGC U.S.
BGC Global

*	Shares of our Class B common stock are convertible into shares of our Class A common stock at any time in the discretion of the holder on a one-for-one basis. Accordingly, if Cantor converted all of its Class B common stock into Class A common stock, Cantor would hold 28.8% of the voting power, and the public stockholders would hold 71.2% of the voting power (and the indirect economic interests in BGC U.S. and BGC Global would remain unchanged). The diagram reflects (i) the 1,050,000 shares of Class A common stock that we donated to The Cantor Fitzgerald Relief Fund in the first quarter of 2012, (ii) 1,010,655 shares of Class A common stock that Cantor distributed to its partners on February 14, 2012 (but not the 2,210,126 deferred distribution rights shares that remain to be distributed by Cantor) and (iii) an aggregate of 721,679 distribution rights shares that Cantor has distributed since September 2011, including the 498,960 shares of Class A common stock that Cantor distributed on February 14, 2012 to certain current and former partners of Cantor pursuant to distribution rights that were granted by Cantor to such partners on April 1, 2008 (but not the 15,545,606 shares of Class A common stock that remain to be distributed by Cantor to such partners). The diagram does not reflect Cantor’s economic interest in the 8.75% convertible notes or the 22,508,095 shares of Class A common stock acquirable by Cantor upon conversion thereof. If Cantor converted all of the 8.75% convertible notes into shares of Class A common stock, Cantor would hold 79.2% of the voting power, and the public stockholders would hold 20.8% of the voting power (and Cantor’s indirect economic interests in each of BGC U.S. and BGC Global would be 39.4%). Further, the diagram does not reflect (i) the 10,000,000 shares of Class A common stock that may be sold under the February 15, 2012 controlled equity sales agreement with CF&Co, (ii) 1,306,890 shares of Class A common stock remaining to be sold under the September 9, 2011 controlled equity sales agreement with CF& Co, (iii) the 9,971,746 shares of Class A common stock that remain available to be sold pursuant to the BGC Partners, Inc. Dividend Reinvestment and Stock Purchase Plan under our shelf Registration Statement on Form S-3 (Registration No. 333-173109), (iv) the 18,869,352 shares of Class A common stock that may be sold under our acquisition shelf Registration Statement on Form S-4 (Registration No. 333-169232), or (v) the 16,260,160 shares of Class A common stock that may be issued upon conversion of the Company’s 4.50% convertible notes. For purposes of the diagram and this paragraph, Cantor’s percentage ownership also includes CFGM’s percentage ownership.

Executive Offices

Our executive offices are located at 499 Park Avenue, New York, New York 10022, while our international headquarters are located at 1 Churchill Place, Canary Wharf, London E14 5RD, United Kingdom. Our telephone number is (212) 610-2200. Our website is located at www.bgcpartners.com, and our e-mail address is info@bgcpartners.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

RISK FACTORS

An investment in the debt securities involves risks. You should consider carefully the “Risk Factors” section of our latest Annual Report on Form 10-K filed with the SEC, and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein, as well as the other information included in this prospectus and in any prospectus supplement before making an investment decision. Any of the risk factors could significantly and negatively affect our businesses, financial condition, results of operations, cash flows, and prospects and the trading price of the debt securities.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the debt securities we offer by this prospectus for general corporate purposes, which may include, among other things:

•	additions to working capital;

•	the redemption or repurchase of outstanding equity and debt securities;

•	the repayment of indebtedness; and

•	the expansions of our business through internal growth or acquisitions.

We may raise additional funds from time to time through equity or debt financing, including borrowings under credit facilities, to finance our business and operations.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents the ratios of earnings to fixed charges for us and our consolidated subsidiaries for the periods indicated. For the purposes of calculating the ratio of earnings to fixed charges, “earnings” consist of income before income taxes and net fixed charges. “Fixed charges” consist of interest expense incurred on all indebtedness, amortized premiums, discounts and capitalized expenses relating to indebtedness and interest within rental expense. Neither we nor any of our consolidated subsidiaries had any preferred shares outstanding for any of the periods reflected in this table.

	Year Ended December 31,
	2011	2010	2009	2008	2007
	(dollars in thousands)
Earnings:
Income before income taxes(1)	$60,964	$63,855	$73,175	$16,843	$43,389
Add: Fixed charges, net	25,606	15,409	10,363	18,950	26,251

Income before income taxes and fixed charges, net	$86,570	$79,264	$83,538	$35,793	$69,640

Fixed charges:
Total interest expense	$22,798	$14,080	$9,920	$18,950	$26,251
Amortized premiums, discounts and capitalized expenses related to indebtedness	1,808	129	43	—	—
Interest within rental expense	1,000	1,200	400	—	—

Total fixed charges	$25,606	$15,409	$10,363	$18,950	$26,251

Ratio of earnings to fixed charges	3.4	5.1	8.1	1.9	2.7

(1)	Income from continuing operations before taxes does not include income or loss from equity investees.

DESCRIPTION OF THE DEBT SECURITIES

General

The debt securities will be issued in one or more series under an indenture to be entered into by and between us and U.S. Bank, National Association, as trustee. References herein to the “Indenture” refer to such indenture and references to the “Trustee” refer to such trustee or any other trustee for any particular series of debt securities issued under the Indenture. The terms of the debt securities of any series will be those specified in or pursuant to the Indenture and in the applicable debt securities of that series and those made part of the Indenture by the Trust Indenture Act of 1939, as amended. In the event that we issue subordinated debt securities, we may issue such securities under a separate indenture.

The following description of selected provisions of the Indenture and the debt securities is not complete, and the description of selected terms of the debt securities of a particular series included in the applicable prospectus supplement also will not be complete. You should review the form of the Indenture and the form of the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the Indenture or the form of the applicable debt securities, see “Where You Can Find More Information” in this prospectus. The following description of debt securities and the description of the debt securities of the particular series in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the Indenture and the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus. Capitalized terms used but not defined in this section shall have the meanings assigned to those terms in the Indenture.

The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When the debt securities of a particular series are offered for sale, the specific terms of such debt securities will be described in the applicable prospectus supplement. If any particular terms of such debt securities described in a prospectus supplement differ from any of the terms of the debt securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

The debt securities of each series will constitute either our senior or subordinated indebtedness. We may issue an unlimited principal amount of debt securities under the Indenture. The Indenture provides that debt securities of any series may be issued up to the aggregate principal amount which may be authorized from time to time by us. Please read the applicable prospectus supplement relating to the debt securities of the particular series being offered thereby for the specific terms of such debt securities, including, where applicable:

•	the title of the series of debt securities;

•	any limit on the aggregate principal amount of debt securities of the series;

•	the date or dates on which we will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, used to determine such date or dates;

•	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;

•	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

•	whether the debt securities will be senior or subordinated obligations of ours and if subordinated, the subordination provisions thereof;

•	the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine such date or dates;

•	the date or dates, if any, on which the interest on the debt securities of the series will be payable and the record dates for any such payment of interest;

•

the manner in which, or the person to whom, any interest on any bearer security of the series of debt securities will be payable, if different than upon presentation and surrender of the coupons relating to the bearer security;

•	the terms and conditions, if any, upon which we are required to, or may, at our option, redeem debt securities of the series;

•	the terms and conditions, if any, upon which we will be required to repurchase debt securities of the series at the option of the holders of debt securities of the series;

•	the terms of any sinking fund or analogous provision;

•	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

•

the authorized denominations in which the series of debt securities will be issued, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, in the case of registered securities, or minimum denominations of $5,000, in the case of bearer securities;

•

the place or places where (1) amounts due on the debt securities of the series will be payable, (2) the debt securities of the series may be surrendered for registration of transfer and exchange and, if applicable, for exchange for other securities or property, and (3) notices or demands to or upon us in respect of the debt securities of the series or the Indenture may be served, if different than the corporate trust office of the Trustee;

•

if other than U.S. dollars, the currency or currencies in which purchases of, and payments on, the debt securities of the series must be made and the ability, if any, of us or the holders of debt securities of the series to elect for payments to be made in any other currency or currencies;

•

whether the amount of payments on the debt securities of the series may be determined with reference to an index, formula, or other method or methods (any of those debt securities being referred to as “Indexed Securities”) and the manner used to determine those amounts;

•	any addition to, modification, or deletion of, any covenant or Event of Default with respect to debt securities of the series;

•

whether the debt securities of the series will be issuable in registered or bearer form or both and whether any debt securities of the series will be issued in temporary or permanent global form and, if so, the identity of the depositary for the global debt securities;

•

whether and under what circumstances we will pay Additional Amounts on the debt securities of the series to any holder who is a United States Alien in respect of any tax, assessment, or other governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay the Additional Amounts; and

•	any other terms of debt securities of the series.

As used in this prospectus and any prospectus supplement relating to the offering of debt securities, references to the principal of and premium, if any, and interest, if any, on the debt securities of a series include Additional Amounts, if any, payable on the debt securities of such series in that context.

We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Material federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise specified in the applicable prospectus supplement, We may, without the consent of, or notice to, the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Other than to the extent provided with respect to the debt securities of a particular series and described in an applicable prospectus supplement, the Indenture will not contain any provisions that would limit our ability to incur indebtedness or to substantially reduce or eliminate our consolidated assets, which may have an adverse effect on the ability of us to service our indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:

(1)	a highly leveraged or similar transaction involving us, our management, or any affiliate of any of those parties,

(2)	a change of control, or

(3)	a reorganization, restructuring, merger, or similar transaction involving us or our affiliates that may adversely affect the holders of our debt securities.

Senior Debt

Senior debt will rank on an equal basis with all our other unsecured debt except subordinated debt. The applicable prospectus supplement will indicate the classification of the debt securities as senior debt or subordinated debt.

Subordinated Debt

Subordinated debt will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt. The applicable prospectus supplement will indicate the classification of the debt securities as senior debt or subordinated debt.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Registration, Transfer, Payment and Paying Agent

Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The Indenture, however, provides that we may also issue debt securities in bearer form only, or in both registered and bearer form. Purchasers of bearer securities will be subject to certification procedures and may be affected by limitations under United States tax laws. The terms of the bearer securities of the particular series and the applicable procedures and limitations will be described in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, registered securities will be issued in minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof, and bearer securities will be issued in minimum denominations of $5,000.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for exchange for other securities or property, at an office or agency maintained by the trustee in New York, New York. However, we may, at our option, may make payments of interest on any interest payment date on any registered security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States.

Any interest not punctually paid or duly provided for on any interest payment date with respect to the debt securities of any series will forthwith cease to be payable to the holders of those debt securities on the applicable regular record date and may either be paid to the persons in whose names those debt securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the Trustee, notice whereof shall be given to the holders of those debt securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely described in the Indenture.

Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those debt securities at the designated place or places. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any exchange of debt securities for other securities or property, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.

Unless otherwise specified in the applicable prospectus supplement, we will not be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

•

register the transfer of or exchange any registered security, or portion of any registered security, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

•

issue, register the transfer of or exchange a debt security which has been surrendered for repurchase at the option of the holder, except the portion, if any, of the debt security not to be repurchased.

Calculation Agents

Calculations relating to floating rate debt securities and indexed debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. We may appoint one of our affiliates as calculation agent. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. The initial calculation agent will be identified in the prospectus supplement.

Book-Entry Debt Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating thereto. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

We anticipate that global debt securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, New York, New York, and that global debt securities will be registered in the name of DTC’s nominee, Cede & Co. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements will be described in the applicable prospectus supplement.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities except in the limited circumstances described below.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices shall be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of direct participants in the debt securities in accordance with its procedures.

A beneficial owner of debt securities shall give notice to elect to have its debt securities repurchased or tendered, through its participant to the Trustee and shall effect delivery of such debt securities by causing the direct participant to transfer the participant’s interest in such debt securities, on DTC’s records, to the Trustee. The requirement for physical delivery of debt securities in connection with a repurchase or tender will be deemed satisfied when the ownership rights in such debt securities are transferred by direct participants on DTC’s records and followed by a book-entry credit of such debt securities to the Trustee’s DTC account.

In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote such global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy.

Principal of and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment of principal, premium, if any, and interest, if any, to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except as described in this prospectus, owners of beneficial interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the Indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.

DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, owners of beneficial interests in a global debt security will not receive certificates representing their interests. However, we will prepare and deliver certificates for the debt securities of that series in exchange for beneficial interests in the global debt securities, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global debt securities of any series or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days of the notification or of our becoming aware of DTC’s ceasing to be so registered, as the case may be,

•	we determine, in our sole discretion, not to have the debt securities of any series represented by one or more global debt securities, or

•

an Event of Default under the Indenture has occurred and is continuing with respect to the debt securities of any series and DTC wishes to exchange such global debt securities for definitive certificated debt securities,

Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names that the depositary shall direct. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.

We obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but neither we nor any applicable underwriters, agents or dealers take any responsibility for the accuracy of this information.

Outstanding Debt Securities

In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent, or waiver under the Indenture:

•

the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that would be due and payable upon acceleration of the original issue discount security as of the date of the determination,

•

the principal amount of any Indexed Security that shall be deemed to be outstanding for these purposes shall be the principal amount of the Indexed Security determined on the date of its original issuance,

•

the principal amount of a debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of the debt security, and

•	a debt security owned by us or any obligor on the debt security or any affiliate of ours or such other obligor shall be deemed not to be outstanding.

Redemption and Repurchase

The debt securities of any series may be redeemable at our option or may be subject to mandatory redemption by us as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by us at the option of the holders. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or option to repurchase the debt securities of the related series.

Exchange

The terms and conditions, if any, on which debt securities of any series are exchangeable for shares of our common shares or other securities or property will be set forth in the applicable prospectus supplement.

Certain Covenants

Any material covenants applicable to the debt securities of any series will be specified in the applicable prospectus supplement.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the Indenture as being:

(1)	failure to pay interest for 30 days after the date payment is due and payable on any debt security of that series;

(2)	failure to pay principal or premium, if any, on any debt security of that series when due, either at maturity, upon any redemption, by declaration or otherwise;

(3)	failure to make any sinking fund payment or payment under any analogous provision when due with respect to any debt security of that series;

(4)	failure to perform any other covenant for 60 days after notice of such performance was required;

(5)	specified events of bankruptcy, insolvency, or reorganization with respect to us; or

(6)	any other Event of Default established for the debt securities of that series.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The Trustee is required to give notice to holders of the debt securities of any series within 90 days after the Trustee has knowledge of a default relating to such debt securities; provided, however, that the Trustee may withhold such notice except a default in payment of principal, premium, if any, interest, if any, Additional Amounts, if any, or sinking fund payments, if any, in respect of such debt securities or a default or in the delivery of securities or property upon exchange of such debt securities in accordance with their terms, if the Trustee, in good faith, determines it is in the best interest of such holders to do so.

If an Event of Default specified in clause (5) above occurs with respect to us and is continuing, then the principal of all the debt securities and interest, if any, thereon shall automatically become immediately due and payable. If any other Event of Default with respect to the debt securities of any series occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and interest, if any, thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding may rescind and annul any such acceleration and its consequences.

The Indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or Trustee, or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to it, and no inconsistent direction has been given to the Trustee during such 60 day period by the holders of a majority in aggregate principal amount of the debt securities of that series. Notwithstanding any other provision of the Indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, and any Additional Amounts on that debt security on the respective due dates for those payments and, in the case of any debt security which is exchangeable for other securities or property, to exchange that debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such exchange, and this right shall not be impaired without the consent of such holder.

Subject to the provisions of the Trust Indenture Act requiring the Trustee, during the continuance of an Event of Default under the Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee indemnity reasonably satisfactory to it. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee.

Within 120 days after the close of each fiscal year, we must deliver to the Trustee an officers’ certificate stating whether or not each certifying officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof.

Modification, Waivers, and Meetings

The Indenture permits us and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the Indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the Indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of the applicable series under the Indenture. However, no modification or amendment shall, among other things:

•	change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on or any Additional Amounts, if any, with respect to any debt securities, or

•

reduce the principal of or any premium on any debt securities or reduce the rate (or modify the calculation of such rate) of interest on or the redemption or repurchase price of any debt securities, or any Additional Amounts with respect to any debt securities, or change our obligation to pay Additional Amounts, or

•	reduce the amount of principal of any original issue discount securities that would be due and payable upon acceleration of the maturity of any debt security, or

•	adversely affect any right of repayment or repurchase at the option of any holder, or

•	change any subordination provisions applicable to the debt securities, or

•	change any place where or the currency in which any debt securities are payable, or

•	adversely affect the right, if any, of holders to exchange any debt securities for other securities or property in accordance with their terms, or

•

impair the holder’s right to institute suit to enforce the payment of any debt securities on or after their stated maturity or the right to exchange any debt securities in accordance with their terms, or

•

reduce the percentage of the outstanding debt securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such Indenture or specified defaults under the Indenture and their consequences, or

•	reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities,

without, in each case, obtaining the consent of the holder of each outstanding debt security affected by the modification or amendment.

The Indenture also contains provisions permitting us and the Trustee, without the consent of the holders of any debt securities, to modify or amend the Indenture, among other things:

•	to add to the Events of Default or covenants in a manner that benefits the holders of all or any series of debt securities issued under the Indenture;

•	to provide for security of debt securities of any series or add guarantees;

•	to add to or change any provisions of the Indenture to facilitate the issuance of bearer securities;

•	to establish the form or terms of debt securities of any series and any related coupons;

•

to cure any ambiguity or correct or supplement any provision in such Indenture which may be defective or inconsistent with other provisions in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, or to make any change necessary to comply with any requirement of the SEC in connection with the Indenture under the Trust Indenture Act, in each case which shall not adversely affect the interests of the holders of any series of debt securities;

•

to amend or supplement any provision contained in the Indenture, provided that the amendment or supplement does not apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision; or

•

to conform the terms of the Indenture or the debt securities to the description thereof contained in any prospectus or other offering document or memorandum relating to the offer and sale of those debt securities.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with some of the restrictive provisions of the Indenture, which may include covenants, if any, which are specified in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the Indenture with respect to the debt securities of that series and its consequences, except a default (i) in the payment of the principal of, or premium, if any, or interest, if any, on the debt securities of that series, (ii) in the delivery of securities or property upon the exchange of any debt securities of that series in accordance with their terms, or (iii) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

The Indenture contains provisions for convening meetings of the holders of a series of debt securities. A meeting may be called at any time by the Trustee, and also, upon our request, or the request of holders of at least 10% in aggregate principal amount of the outstanding debt securities of a series. Notice of a meeting must be given in accordance with the provisions of the Indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action which may be made, given or taken by the holders of a specified percentage, other than a majority, in aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in aggregate principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series and the related coupons, if any. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding debt securities of a series, subject to exceptions; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver which may be given by the holders of a supermajority in aggregate principal amount of the outstanding debt securities of a series, the persons holding or representing that specified supermajority percentage in aggregate principal amount of the outstanding debt securities of that series will constitute a quorum.

Discharge, Defeasance, and Covenant Defeasance

Satisfaction and Discharge

Upon our direction, the Indenture shall cease to be of further effect with respect to the debt securities of any series specified by us, subject to the survival of specified provisions of the Indenture, including our obligation to repurchase such debt securities at the option of the holders thereof or to exchange such debt securities into other securities or property in accordance with their terms, if applicable, and our obligation to pay Additional Amounts in respect of such debt securities to the extent described below, when:

•	either

(A) all outstanding debt securities of that series and, in the case of bearer securities, all related coupons have been delivered to the Trustee for cancellation, subject to exceptions, or

(B) all debt securities of that series and, if applicable, any related coupons have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and we have deposited with the Trustee, in trust, funds in the currency in which the debt securities of that series are payable in an amount sufficient to pay the entire indebtedness on the debt securities of that series and, if applicable, related coupons, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of its sole discretion, those Additional Amounts, to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

•	we have paid all other sums payable under the Indenture with respect to the debt securities of that series (including amounts payable to the Trustee); and

•	the Trustee has received an officers’ certificate and an opinion of counsel to the effect that all conditions precedent to the satisfaction and discharge of the Indenture have been satisfied.

If the debt securities of any series provide for the payment of Additional Amounts, we will remain obligated, following the deposit described above, to pay Additional Amounts on those debt securities to the extent that they exceed the amount deposited in respect of those Additional Amounts as described above.

Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, we may elect with respect to the debt securities of the particular series either:

•	to defease and discharge us from any and all obligations with respect to those debt securities (“full defeasance”), except for, among other things:

(1)	the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those debt securities to the extent that those Additional Amounts exceed the amount deposited in respect of those amounts as provided below;

(2)	the obligations to register the transfer or exchange of those debt securities;

(3)	the obligation to replace temporary or mutilated, destroyed, lost, or stolen debt securities;

(4)	the obligation to maintain an office or agency in respect of those debt securities;

(5)	the obligation to hold moneys for payment in respect of those debt securities in trust; and

(6)	the obligation, if applicable, to repurchase those debt securities at the option of the holders thereof or to exchange those debt securities for other securities or property in accordance with their terms, or

•

to be released from our obligations with respect to those debt securities under certain covenants in the Indenture and, if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those debt securities (“covenant defeasance”), in either case upon the irrevocable deposit with the Trustee, or other qualifying Trustee, in trust for that purpose, of an amount in the currency in which those debt securities are payable at maturity or, if applicable, upon redemption, and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on, and, to the extent that (x) those debt securities provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole discretion, the Additional Amounts with respect to, those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the due dates for those payments, whether at maturity, upon redemption, upon repayment at the option of the holder or otherwise.

The full defeasance or covenant defeasance described above shall only be effective if, among other things:

•

it shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which we or any of our subsidiaries are a party or are bound;

•	in the case of full defeasance, we shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee confirming that:

(A)	we have received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)	since the date of the Indenture, there has been a change in applicable federal income tax law,

in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the full defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•

in the case of covenant defeasance, we shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•

if the cash and government obligations deposited are sufficient to pay the outstanding debt securities of the applicable series on a particular redemption date, we shall have given the Trustee irrevocable instructions to redeem those debt securities on that date;

•

no Event of Default or default which with notice or lapse of time or both would become an Event of Default with respect to debt securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of full defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to we or any of our Significant Subsidiaries or default which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust; and

•

we shall have delivered to the Trustee an officers’ certificate and legal opinion to the effect that all conditions precedent to the full defeasance or covenant defeasance, as the case may be, have been satisfied.

In the event we effect covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which covenant defeasance has been effected, which covenants would no longer be applicable to the debt securities of that series after covenant defeasance, the amount of monies and/or government obligations deposited with the Trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting full defeasance or covenant defeasance with respect to the debt securities of a particular series.

Concerning the Trustee

The Indenture provides that there may be more than one Trustee under the Indenture, each with respect to one or more series of debt securities. If there are different Trustees for different series of debt securities, each Trustee will be a Trustee separate and apart from any other Trustee under the Indenture. Unless otherwise indicated in any applicable prospectus supplement, any action permitted to be taken by a Trustee may be taken by such Trustee only with respect to the one or more series of debt securities for which it is the Trustee under the Indenture. Any Trustee under the Indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the Trustee with respect to that series at an office designated by the trustee in New York, New York.

Under the Trust Indenture Act, the Indenture is deemed to contain limitations on the right of the Trustee, should it become a creditor of ours, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee may engage in other transactions with us. If it acquires any conflicting interest relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as Trustee.

The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee with respect to such series of debt securities, provided that the direction would not conflict with any rule of law or with the Indenture or with any series of debt securities or with any series of debt securities, such direction would not be unduly prejudicial to the rights of another holders of the debt securities (or any other series), and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. The Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the debt securities, unless they shall have offered to the Trustee security and indemnity reasonably satisfactory to the Trustee.

U.S. Bank, National Association is the Trustee under the Indenture. We maintain corporate trust relationships in the ordinary course of business with the Trustee.

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws principles thereof.

PLAN OF DISTRIBUTION

We may offer the securities to or through underwriters or dealers, by ourselves directly, through agents, or through a combination of any of these methods of sale. Any such underwriters, dealers or agents may include our affiliates. The details of any such offering will be set forth in the any prospectus supplement relating to the offering.

CONFLICTS OF INTEREST

CF&Co is our broker-dealer affiliate, a wholly owned subsidiary of Cantor, is a member of the Financial Industry Regulatory Authority, Inc., which we refer to as “FINRA”, and may participate in distributions of the debt securities. Any offering of debt securities pursuant to this prospectus in which CF&Co participates will conform to the requirements set forth in Rule 5121 of the Conduct Rules of FINRA. CF&Co and its affiliates, including Cantor, have provided investment banking, financial advisory and other services to us and our affiliates in the past and are expected do so in the future. They receive customary fees and commissions for these services. In addition, they may also receive brokerage services and market data and analytics products from us and our affiliates.

In compliance with the guidelines of FINRA, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate principal amount of securities offered pursuant to this prospectus. We anticipate, however, that the actual commission or discount to be received in any particular offering of securities will be significantly less than this amount.

LEGAL MATTERS

Morgan, Lewis & Bockius LLP, New York, New York has rendered an opinion to us regarding the validity of the debt securities to be offered by the prospectus. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, our independent registered public accounting firm, has audited the consolidated financial statements and financial statement schedule of BGC Partners, Inc. included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and the effectiveness of internal control over financial reporting of BGC Partners, Inc. as of December 31, 2011 as stated in their reports thereon, included therein, which are incorporated by reference in this prospectus. Such consolidated financial statements and financial statement schedule of BGC Partners, Inc. are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room located at One Station Place, 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. These filings are also available to the public from the SEC’s website at www.sec.gov.

Our website address is www.bgcpartners.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D filed on behalf of Cantor, CFGM, our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference into this prospectus the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed on March 15, 2012;

•	our Current Report on Form 8-K filed on February 15, 2012;

•	our Current Report on Form 8-K filed on February 21, 2012;

•	our Current Report on Form 8-K filed on February 24, 2012 (other than as indicated therein);

•	our Current Report on Form 8-K filed on February 29, 2012; and

•

all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (Commission File Number 0-28191) after (i) the date of the initial registration statement and prior to the effectiveness of the registration statement and (ii) the date of this prospectus and before the completion of the offerings of the debt securities in connection with this prospectus.

Any statement contained in this prospectus, any prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein or therein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any prospectus supplement or subsequently filed document that also is incorporated or deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

You may obtain copies of these documents, at no cost to you, from our website (www.bgcpartners.com), or by writing or telephoning us at the following address:

Investor Relations

BGC Partners, Inc.

499 Park Avenue

New York, New York 10022

(212) 610-2426

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than any underwriting discounts and commissions, payable in connection with the offering and sale of the debt securities being registered, all of which will be paid by BGC Partners, Inc. (the “Registrant”). All amounts are estimates except the Securities and Exchange Commission (the “SEC”) registration fee.

Amount
SEC registration fee	$34,380
Printing and engraving expenses	5,000
Legal fees and expenses	50,000
Accounting fees and expenses	10,000
Transfer agent and registrar fees and expenses	3,000
Miscellaneous	10,000

Total	$112,380

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s Amended and Restated Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The Registrant maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant, and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws or otherwise as a matter of law.

Any underwriting agreement or agency agreement that may be entered into in connection with sales under this Registration Statement will likely provide for indemnification of directors and certain officers of the Registrant by the underwriters or agents against certain liabilities, including liabilities under the Securities Act.

Item 16.	Exhibits.

The Exhibit Index beginning on page II-5 is hereby incorporated by reference.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided , however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, BGC Partners, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on March 23, 2012.

BGC PARTNERS, INC.

/s/ Howard W. Lutnick
Name:	Howard W. Lutnick
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Howard W. Lutnick and Stephen M. Merkel, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, whether pre-effective or post-effective, and any and all additional registration statements pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or his or their substitute or substitutes, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, or any of them, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant, BGC Partners, Inc., in the capacities and on the date indicated.

Signature	Capacity in Which Signed	Date

/s/ Howard W. Lutnick
Howard W. Lutnick	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 23, 2012

/s/ A. Graham Sadler
A. Graham Sadler	Chief Financial Officer (Principal Financial and Accounting Officer)	March 23, 2012

/s/ Stephen T. Curwood
Stephen T. Curwood	Director	March 23, 2012

/s/ John H. Dalton
John H. Dalton	Director	March 23, 2012

/s/ Barry R. Sloane
Barry R. Sloane	Director	March 23, 2012

/s/ Albert M. Weis
Albert M. Weis	Director	March 23, 2012

INDEX TO EXHIBITS

The following exhibits are included or incorporated by reference in this Registration Statement on Form S-3 (certain documents have been previously filed with the SEC pursuant to the Exchange Act (Commission File Number 0-28191)):

Exhibit Number	Exhibit Title

1.1	Form of Underwriting Agreement*

2.1	Agreement and Plan of Merger, dated as of May 29, 2007, by and among eSpeed, Inc., BGC Partners, Inc., Cantor Fitzgerald, L.P., BGC Partners, L.P., BGC Global Holdings, L.P. and BGC Holdings, L.P. (incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on February 11, 2008)

2.2	Amendment No. 1, dated as of November 5, 2007, to the Agreement and Plan of Merger, dated as of May 29, 2007, by and among eSpeed, Inc., BGC Partners, Inc., Cantor Fitzgerald, L.P., BGC Partners, L.P., BGC Global Holdings, L.P. and BGC Holdings, L.P. (incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on February 11, 2008)

2.3	Amendment No. 2, dated as of February 1, 2008, to the Agreement and Plan of Merger, dated as of May 29, 2007, by and among eSpeed, Inc., BGC Partners, Inc., Cantor Fitzgerald, L.P., BGC Partners, L.P., BGC Global Holdings, L.P. and BGC Holdings, L.P. (incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on February 11, 2008)

2.4	Separation Agreement, dated as of March 31, 2008, by and among Cantor Fitzgerald, L.P., BGC Partners, LLC, BGC Partners, L.P., BGC Global Holdings, L.P. and BGC Holdings, L.P. (incorporated by reference to Exhibit 2.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 7, 2008)

4.1	Amended and Restated Certificate of Incorporation of BGC Partners, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 7, 2008)

4.2	Amended and Restated Bylaws of BGC Partners, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 7, 2008)

4.3	Form of Indenture between BGC Partners, Inc. and U.S. Bank, National Association, as Trustee, relating to the Debt Securities

4.4	Form of Global Note*

5.1	Opinion of Morgan, Lewis & Bockius LLP

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Ernst & Young LLP

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1 to this Registration Statement)

24.1	Powers of Attorney (included on the signature page of this Registration Statement)

25.1	Form T-1 statement of eligibility and qualification under the Trust Indenture Act of 1939 of U.S. Bank, National Association.

*	To be filed by amendment.